As filed with the Securities and Exchange Commission on November 21, 2011

Registration No. 333-176295

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHOTOMEDEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	3845	59-2058100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis McGrath

Chief Executive Officer & President

147 Keystone Drive

Montgomeryville, PA 18936

(215) 619-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen C. Koval, Esq. Kaye Scholer LLP 425 Park Avenue New York, NY 10022 (212) 836-8019	Dr. Dolev Rafaeli Radiancy, Inc. 40 Ramland Road South, Suite 200 Orangeburg, NY 10962 (845) 398-1647	Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, NY 10017 (212) 370-1300

Approximate date of commencement of proposed sale of the securities to the public: No later than three business days after this registration statement becomes effective and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	16,101,697(1)	Not applicable	$11.03(2)	$20,601.80(3)(4)
Warrants to purchase Common Stock, par value $0.01 per share	1,026,267(5)	Not applicable	Not applicable	(6)

(1)	PhotoMedex will issue, as merger consideration to the Radiancy stockholders new common stock of PhotoMedex equal to a number of shares that is three (3) times the number of shares issued and outstanding immediately prior to the merger (including any shares of common stock that are issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that is less than $25.00 per share), and an additional three million six hundred forty thousand (3,640,000) shares of common stock of PhotoMedex. PhotoMedex will also cause to be issued to the PhotoMedex stockholders warrants to purchase an aggregate of one million, twenty six thousand, two hundred sixty seven (1,026,267) shares of common stock of PhotoMedex. For purposes of this calculation, we have estimated that 3,811,810 shares will be deemed issued and outstanding immediately prior to the merger for purposes of calculating the number of shares of PhotoMedex common stock that will be issued to Radiancy in connection with the consummation of the merger (which is the sum of the 3,355,615 shares of PhotoMedex common stock that were issued and outstanding as of November 18, 2011, 380,000 restricted shares to be issued to Messrs. McGrath and Stewart upon closing of the merger, and approximately 76,195 shares of PhotoMedex common stock issuable upon conversion or exercise of any outstanding convertible securities of PhotoMedex having a conversion price or exercise price that was less than $25.00 per share).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1), 457(i) and 457(c) of the Securities Act of 1933, (the “Securities Act”), as amended, based upon the product of (A) 16,101,697 the maximum number of shares of PhotoMedex to be issued multiplied by (B) $11.03, the price per share of common stock which is based on the average of the high and low prices of PhotoMedex’s common stock on August 9, 2011 as reported on the Nasdaq Global Market.

(3)	Calculated in accordance with Section 6(b) of the Securities Act at a rate equal to $116.10 per $1,000,000 of the proposed maximum aggregate offering price.

(4)	Previously paid.

(5)	In addition to the PhotoMedex common stock underlying the warrants described in footnote 1 above, PhotoMedex is also registering hereunder such warrants to purchase an aggregate of one million, twenty six thousand, two hundred sixty seven (1,026,267) shares of common stock of PhotoMedex.

(6)	No registration fee is payable pursuant to Rule 457(i).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PhotoMedex, Inc. (unless the context otherwise requires, includes its direct and indirect subsidiaries and is referred to as “Company,” “we,” “us” or “our”) is filing this Amendment No. 5 (the “Amendment No. 5”) to its Registration Statement on Form S-4, for the sole purpose of furnishing Exhibit 101 to the Registration Statement on Form S-4 in accordance with Rule 405 of Regulation S-T. Exhibit 101 to this report provides the consolidated financial statements and related notes from the Form S-4 formatted in XBRL (eXtensible Business Reporting Language). Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 23.4 and Exhibit 101. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20—Indemnification of Directors and Officers

The PhotoMedex articles of incorporation provide that PhotoMedex shall, to the fullest extent permitted by Nevada law, as amended from time to time, indemnify any director or officer of PhotoMedex and may, in the discretion of the board of directors, indemnify any other person or persons whom it may indemnify pursuant thereto, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of PhotoMedex, by reason of the fact that he or she is or was a director, officer, employee or agent of PhotoMedex, or is or was serving at the request of PhotoMedex as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of PhotoMedex, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such expenses incurred in defending such action, suit or proceeding shall be paid by PhotoMedex in advance of the final disposition, upon receipt of an undertaking on behalf of the person to repay such amounts if it is determined that he or she is not entitled to be indemnified by PhotoMedex as authorized thereby, provided that the board of directors shall not have determined that such person acted in bad faith and in a manner that such person did not believe to be in, or not opposed to, the best interest of PhotoMedex, or with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. Such right of indemnification shall be a contract right which may be enforced in any manner enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as the rights under the articles of incorporation.

PhotoMedex has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other things, that PhotoMedex indemnify its directors to the fullest extent permitted by law, and advance to directors all related expenses, subject to reimbursement if it is subsequently determined the indemnification is not permitted. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the PhotoMedex articles of incorporation and bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it may not be modified to eliminate the rights it provides unilaterally by PhotoMedex’s board of directors or stockholders in the future.

PhotoMedex’s directors and executive officers are insured against damages from actions and claims incurred in the course of performing their duties, subject to certain limitations, and expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following Exhibits are filed as part of this registration statement unless otherwise indicated:

Exhibit No.	Description

2.1†**	Amended and Restated Agreement and Plan of Merger, dated as of October 31, 2011, by and among Radiancy, Inc., PhotoMedex, Inc. and PHMD Merger Sub, Inc., including the Form of Warrant.

3.1	Articles of Incorporation of PhotoMedex, Inc., filed on December 28, 2010. (Incorporated by reference to Exhibit 3.8 to Form 10-K filed March 31, 2011)

3.2	Bylaws of PhotoMedex, Inc., adopted December 28, 2010. (Incorporated by reference to Exhibit 3.9 to Form 10-K filed March 31, 2011)

4.1	Securities Purchase Agreement, dated August 4, 2008, by and between PhotoMedex, Inc. and Perseus Partners VII, LP, including Form of Convertible Note, Form of Warrant and Registration Rights Agreement (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 4, 2008)

4.2	Amendment No. 1 to Securities Purchase Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 99.1 to Form 8-K filed on March 5, 2009)

4.3	First Tranche Convertible Promissory Note, dated February 27, 2009. (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 5, 2009)

4.4	Pledge and Security Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 99.2 to Form 8-K filed on March 5, 2009)

4.5	First Tranche Warrant, dated February 27, 2009. (Incorporated by reference to Exhibit 99.3 to Form 8-K filed on March 5, 2009)

4.6	Registration Rights Agreement, dated February 27, 2009. (Incorporated by reference to Exhibit 4.6 to Form 10-K filed on March 20, 2009)

4.7	PhotoMedex Inc. Secured Convertible Promissory Note, dated September 1, 2009. (Incorporated by reference to Exhibit 4.7 to Form 10-Q filed on November 16, 2009)

4.8	Amendment No. 2 to Securities Purchase Agreement, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 10.3 to Form 8-K filed on March 23, 2010)

4.9	Amended and Restated Convertible Promissory Series B-2 Note, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 4.3 to Form 8-K filed on March 23, 2010)

4.10	Amended and Restated Convertible Promissory Series B-1 Note, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 4.2 to Form 8-K filed on March 23, 2010)

4.11	Amended and Restated Pledge and Security Agreement, dated March 19, 2010 between PhotoMedex, Inc. and Perseus Partners VII, L.P. (Incorporated by reference to Exhibit 10.4 to Form 8-K filed on March 23, 2010)

4.12	Term Loan and Security Agreement, dated as of March 19, 2010 between PhotoMedex, Inc. and Clutterbuck Funds LLC (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on March 23, 2010)

4.13	Term Note, dated March 19, 2010, between PhotoMedex, Inc. and Clutterbuck Funds, LLC (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on March 23, 2010)

Exhibit No.	Description

4.14	Warrant, dated March 19, 2010, issued to Clutterbuck Funds, LLC (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 23, 2010)

4.15	Secured Convertible Promissory Note, dated September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-1, at 10%) (Incorporated by reference to Exhibit 4.17 to Form 10-Q filed on November 15, 2010)

4.16	Secured Convertible Promissory Note, dated September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-2, at 8%) (Incorporated by reference to Exhibit 4.16 to Form 10-Q filed on November 15, 2010)

4.17	Secured Convertible Promissory Note, dated effective September 1, 2010, in favor of Perseus Partners VII, L.P. (Series B-2, at 2%) (Incorporated by reference to Exhibit 4.17 to Form 10-K filed on March 31, 2011)

4.18	Secured Convertible Promissory Note, dated March 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-1, at 10%) (Incorporated by reference to Exhibit 4.18 to Form 10-K filed on March 31, 2011)

4.19	Secured Convertible Promissory Note, dated March 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-2, at 10%) (Incorporated by reference to Exhibit 4.19 to Form 10-K filed on March 31, 2011)

4.20	Amendment No. 1 to Term Loan and Security Agreement, dated April 30, 2010. (Incorporated by reference to Exhibit 4.20 to Form 10-K filed on March 31, 2011)

4.21	Amendment No. 2 to Term Loan and Security Agreement, dated March 28, 2011. (Incorporated by reference to Exhibit 4.21 to Form 10-K filed on March 31, 2011)

4.22	Warrant, dated March 28, 2011, issued to Clutterbuck Funds, LLC. (Incorporated by reference to Exhibit 4.22 to Form 10-K filed on March 31, 2011)

4.23	Repurchase Right Agreement by and between PhotoMedex, Inc., a Nevada corporation and Perseus Partners VII, L.P., a Delaware corporation. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed June 03, 2011)

4.24**	Form of Warrant to Purchase Shares of Common Stock of PhotoMedex

4.25	Secured Convertible Promissory Note, dated September 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-1, at 10%) (Incorporated by reference to Exhibit 4.25 to Form 10-Q filed on November 14, 2011)

4.26	Secured Convertible Promissory Note, dated September 1, 2011, in favor of Perseus Partners VII, L.P. (Series B-2, at 10%) (Incorporated by reference to Exhibit 4.25 to Form 10-Q filed on November 14, 2011)

5.1**	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

8.1**	Opinion with respect to tax matters.

8.2**	Tax Opinion of Law Offices of Meitar Liquornik Geva & Leshem Brandwein with respect to Israeli law tax matters

9.1**	Amended and Restated Voting Support, Lock-Up and Confidentiality Agreement, dated October 31, 2011, between PhotoMedex, Inc. and the persons signatory thereto.

9.2**	Amended and Restated Voting Support, Lock-Up and Confidentiality Agreement, dated October 31, 2011, between Radiancy, Inc. and the persons signatory thereto.

Exhibit No.	Description

10.1	Lease Agreement dated May 29, 1996, between Surgical Laser Technologies, Inc. and Nappen & Associates (Montgomeryville, Pennsylvania). (Incorporated by reference to Exhibit 10.31 to Form 10-K filed on March 31, 2003)

10.2	Lease Renewal Agreement, dated January 18, 2001, between Surgical Laser Technologies, Inc. and Nappen & Associates. (Incorporated by reference to Exhibit 10.32 to Form 10-K filed on March 31, 2003)

10.3	Lease Agreement, dated July 10, 2006, PhotoMedex, Inc. and Nappen & Associates (Incorporated by reference to Exhibit 10.3 to Form 10-K filed on March 16, 2007)

10.4	Standard Industrial/Commercial Multi-Tenant Lease - Net, dated July 30, 2008 (additional facility at Carlsbad, California). (Incorporated by reference to Exhibit 10.4 to Form 10-K filed on March 20, 2009)

10.5	Standard Industrial/Commercial Multi-Tenant Lease Net, dated March 17, 2005 (Carlsbad, California). (Incorporated by reference to Exhibit 10.52 to Form 10-K filed on March 16, 2006)

10.6	Industrial Real Estate Lease, dated May 3, 2007, and delivered December 14, 2007. (Incorporated by reference to Exhibit 10.6 to Form 10-K filed on March 20, 2009)

10.7	License and Development Agreement, dated May 22, 2002, between Surgical Laser Technologies, Inc. and Reliant Technologies, Inc. (Incorporated by reference to Exhibit 10.33 to Form 10-K filed on March 31, 2003)

10.8	Settlement Agreement and Release, dated November 11, 2008, by and among Allergan, Inc., Murray A. Johnstone, MD, PhotoMedex, Inc. and ProCyte Corporation. (Incorporated by reference to Exhibit 10.8 to Form 10-K filed on March 20, 2009)

10.9	Master Purchase Agreement, dated September 7, 2004, between PhotoMedex, Inc. and Stern Laser, srl. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on September 13, 2004)

10.10	Master Lease Agreement, dated June 25, 2004, between PhotoMedex, Inc. and GE Capital Corporation. (Incorporated by reference to Exhibit 10.42 to Form 10-Q filed on August 9, 2004)

10.11	Investment Agreement, dated March 30, 2006, between AzurTec, Inc. and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 6, 2006)

10.12	License Agreement, dated March 30, 3006, between AzurTec, Inc. and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 6, 2006)

10.13	License Agreement, dated March 31, 2006, and effective April 1, 1006, between the Mount Sinai School of Medicine and PhotoMedex, Inc. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 10, 2006)

10.14	2005 Equity Compensation Plan, approved December 28, 2005. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of PhotoMedex, as filed with the Securities and Exchange Commission on November 15, 2005)

10.15	2005 Investment Plan, approved December 28, 2005. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14A of PhotoMedex, filed on November 15, 2005)

10.16	Amended and Restated 2000 Non-Employee Director Stock Option Plan. (Incorporated by reference to Exhibit 10.20 to Form S-4 filed on October 18, 2002 and as amended)

10.17	Amended and Restated 2000 Stock Option Plan. (Incorporated by reference to Exhibit 10.19 to Form S-4 filed on October 18, 2002 and as amended)

Exhibit No.	Description

10.18	2004 Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.4 to Form S-8 filed on April 13, 2005)

10.19	1996 Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.3 to Form S-8 filed on April 13, 2005)

10.20	1991 Restated Stock Option Plan for Non-Employee Directors, assumed from ProCyte. (Incorporated by reference to Exhibit 10.2 to Form S-8 filed on April 13, 2005)

10.21	1989 Restated Stock Option Plan, assumed from ProCyte. (Incorporated by reference to Exhibit 10.1 to Form S-8 filed on April 13, 2005)

10.22	Amended and Restated Employment Agreement with Jeffrey F. O’Donnell, dated October 30, 2007. (Incorporated by reference to Exhibit 10.24 to Form 10-K filed on March 17, 2008)

10.23	Amended and Restated Employment Agreement with Dennis M. McGrath, dated September 1, 2007. (Incorporated by reference to Exhibit 10.25 to Form 10-K filed on March 17, 2008)

10.24	Amended and Restated Employment Agreement of Michael R. Stewart, dated September 1, 2007. (Incorporated by reference to Exhibit 10.26 to Form 10-K filed on March 17, 2008)

10.25	Employment Agreement of John F. Clifford, dated March 18, 2005. (Incorporated by reference to Exhibit 99.8 to Form S-4/A filed on January 21, 2005)

10.26	Employment Agreement of Robin L. Carmichael, dated March 18, 2005. (Incorporated by reference to Exhibit 99.9 to Form S-4/A filed on January 21, 2005)

10.27	Separation Agreement, effective June 30, 2006, between PhotoMedex, Inc. and John F. Clifford. (Incorporated by reference to Exhibit 10.59 to Form 10-Q filed on May 10, 2006)

10.28	Restricted Stock Purchase Agreement of Jeffrey F. O’Donnell, dated January 15, 2006. (Incorporated by reference to Exhibit 10.44 to Form 10-K filed on March 16, 2006)

10.29	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated January 15, 2006. (Incorporated by reference to Exhibit 10.45 to Form 10-K filed on March 16, 2006)

10.30	Consulting Agreement dated January 21, 1998 between the Company and R. Rox Anderson, M.D. (Incorporated by reference to Form S-1filed on January 28, 1998 and as amended)

10.31	Restricted Stock Purchase Agreement of Jeffrey F. O’Donnell, dated May 1, 2007. (Incorporated by reference to Exhibit 10.34 to Form 10-Q filed on August 09, 2007)

10.32	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated May 1, 2007. (Incorporated by reference to Exhibit 10.35 to Form 10-Q filed on August 09, 2007)

10.33	Restricted Stock Purchase Agreement of Michael R. Stewart, dated May 1, 2007. (Incorporated by reference to Exhibit 10.36 to Form 10-Q filed on August 09, 2007)

10.34	Restricted Stock Purchase Agreement of Michael R. Stewart, dated August 13, 2007. (Incorporated by reference to Exhibit 10.39 to Form 10-Q filed on November 09, 2007)

10.35	Amended and Restated 2000 Non-Employee Director Stock Option Plan, dated as of June 26, 2007. (Incorporated by reference to Exhibit 10.37 to Form 10-Q filed on August 09, 2007)

10.36	Amended and Restated 2005 Equity Compensation Plan, dated as of June 26, 2007, as amended on October 28, 2008. (Incorporated by reference to the Definitive Proxy Statement on Schedule 14-A of PhotoMedex, filed on December 18, 2008)

10.37	Master Term Loan and Security Agreement, dated December 31, 2007 among PhotoMedex Inc., CIT Healthcare LLC, as Agent and Lender, and Life Sciences Capital LLC, as Lender. (Incorporated by reference to Exhibit 10.39 to Form 10-K/A filed on May 08, 2008)

Exhibit No.	Description

10.38	Omnibus Amendment dated September 30, 2008, by and among CIT Healthcare LLC, Life Sciences Capital LLC and PhotoMedex. (Incorporated by reference to Exhibit 99.1 to Form 8-K filed on February 27, 2009)

10.39	Amendment No. 1 to Omnibus Amendment, dated February 27, 2009. (Incorporated by reference to Exhibit 99.5 to Form 8-K filed on March 05, 2009)

10.40	Form of Indemnification Agreement for directors and executive officers of PhotoMedex, Inc. (Incorporated by reference to Exhibit 99.4 to Form 8-K filed on March 05, 2009)

10.41	Restricted Stock Purchase Agreement of Dennis M. McGrath, dated June 15, 2009. (Incorporated by reference to Exhibit 10.41 to Form 10-Q filed on August 14, 2009)

10.42	Restricted Stock Purchase Agreement of Michael R. Stewart, dated June 15, 2009. (Incorporated by reference to Exhibit 10.42 to Form 10-Q filed on August 14, 2009)

10.43	Co-Promotion Agreement, dated as of January 7, 2010, between PhotoMedex, Inc and Galderma Laboratories, L.P. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 11, 2010)

10.44	Amended and Restated 2000 Non-Employee Director Stock Option Plan, dated as of August 3, 2010. (Incorporated by reference to Exhibit 10.44 to Form 10-K filed on March 31, 2011)

10.45	Amended and Restated 2005 Equity Compensation Plan, dated as of August 3, 2010. (Incorporated by reference to Exhibit 10.45 to Form 10-K filed on March 31, 2011)

10.46	Restricted Stock Agreement of Dennis M. McGrath, dated March 30, 2011. (Incorporated by reference to Exhibit 10.46 to Form 10-K filed on March 31, 2011)

10.47	Restricted Stock Agreement of Michael R. Stewart, dated March 30, 2011. (Incorporated by reference to Exhibit 10.47 to Form 10-K filed on March 31, 2011)

10.48	Restricted Stock Agreement of Christina L. Allgeier, dated March 30, 2011. (Incorporated by reference to Exhibit 10.48 to Form 10-K filed on March 31, 2011)

10.49	Amended and Restated Employment agreement, entered into by and between PhotoMedex, Inc. and Dennis McGrath on July 4, 2011. (Incorporated by reference to Exhibit 10.1 to Form 8-K filed July 8, 2011)

10.50**	Amended and Restated Restricted Stock Agreement, entered into as of August 11, 2011, by and between PhotoMedex, Inc. and Dennis McGrath.

10.51	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath. (Incorporated by reference to Exhibit 10.3 to Form 8-K filed July 8, 2011)

10.52	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath. (Incorporated by reference to Exhibit 10.4 to Form 8-K filed July 8, 2011)

10.53	Amended and Restated Employment agreement, entered into by and between PhotoMedex, Inc. and Michael Stewart on July 4, 2011. (Incorporated by reference to Exhibit 10.5 to Form 8-K filed July 8, 2011)

10.54**	Amended and Restated Restricted Stock Agreement, entered into as of August 11, 2011, by and between PhotoMedex, Inc. and Michael Stewart.

10.55	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart. (Incorporated by reference to Exhibit 10.7 to Form 8-K filed July 8, 2011)

Exhibit No.	Description

10.56	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart. (Incorporated by reference to Exhibit 10.8 to Form 8-K filed July 8, 2011)

10.57**	Amended and Restated Employment Agreement entered into by and between PhotoMedex, Inc. and Dolev Rafaeli on August 9, 2011 (Incorporated by reference to Exhibit 10.9 to Form 8-K filed July 8, 2011)

10.58**	Distribution Agreement by and between Radiancy, Inc. and Ya-Man Ltd., dated October 17, 2008.***

10.59**	Distribution Agreement Extension by and between Radiancy, Inc. and Ya-Man Ltd., dated August 12, 2010.***

10.60**	First Amendment to the Nonqualified Stock Option Agreement, dated as of October 31, 2011, by and between PhotoMedex, Inc. and Dennis McGrath

10.61**	First Amendment to the Nonqualified Stock Option Agreement, dated as of October 31, 2011, by and between PhotoMedex, Inc. and Michael R. Stewart

21.1**	Subsidiaries of PhotoMedex, Inc.

23.1**	Consent of Woodburn and Wedge (contained in Exhibit 5.1 hereto).

23.2**	Consent of EisnerAmper LLP.

23.3**	Consent of Amper, Politziner & Mattia, LLP.

23.4*	Consent of Fahn Kanne & Co.

23.5**	Consent of Fairmount Partners.

23.6**	Consent of Variance Economic Consulting Ltd.

23.7**	Consent of Meitar Liquornik Geva & Leshem Brandwein (contained in Exhibit 8.2 hereto)

24.1**	Power of Attorney (Included in Signature Page).

99.1**	Form of Proxy Card for Radiancy Special Meeting.

99.2**	Form of Proxy Card for PhotoMedex Annual General Meeting.

99.3**	Consent of Dolev Rafaeli, Nominee Director of PhotoMedex, Inc.

99.4**	Consent of Yoav Ben-Dror, Nominee Director of PhotoMedex, Inc.

99.5**	Consent of Lewis C. Pell, Nominee Director of PhotoMedex, Inc.

99.6**	Consent of Katsumi Oneda, Nominee Director of PhotoMedex, Inc.

99.7**	Consent of Nahum Melumad, Nominee Director of PhotoMedex, Inc.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Schema

101.CAL*	XBRL Taxonomy Calculation Linkbase

101.DEF*	XBRL Taxonomy Definition Linkbase

101.LAB*	XBRL Taxonomy Label Linkbase

101.PRE*	XBRL Taxonomy Presentation Linkbase

†	Exhibits and schedules to the Amended and Restated Agreement and Plan of Merger and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
*	Filed herewith
**	Previously filed.
***	Confidential Treatment Requested with the SEC on October 5, 2011

Item 22. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has duly caused this Amendment No. 5 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 21, 2011.

PHOTOMEDEX, INC.

By:	/s/ Dennis M. McGrath
Name:	Dennis M. McGrath
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Richard J. DePiano	Non-Executive Chairman of the Board of Directors	November 21, 2011

/s/ Dennis M. McGrath Dennis M. McGrath	President, Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2011

/s/ * Christina L. Allgeier	Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2011

/s/ * James W. Sight	Vice Chairman of the Board of Directors	November 21, 2011

/s/ * Stephen P. Connelly	Director	November 21, 2011

/s/ * Leonard L. Mazur	Director	November 21, 2011

/s/ * Paul J. Denby	Director	November 21, 2011

/s/ * Alan R. Novak	Director	November 21, 2011

/s/ * David W. Anderson	Director	November 21, 2011

*By	/s/ Dennis M. McGrath
Dennis M. McGrath
Attorney-in-fact